Translation from German [DuPont logo] Dupont Deutschland Holding GmbH & Co. KG Hugenottenallee 173-175 63263 Neu-Isenburg Telephone: +49 (0) 202 7699-360 Telefax: +49 (0) 202 7699-5975 EMPLOYMENT CONTRACT by and between Dr. Matthias Heinzel Mozartstrasse 20 69469 Weinheim and DuPont Deutschland Holding GmbH u. Co. KG, Neu-Isenburg. 1. Effective date / function Starting August 1, 2011 you will join our company taking a full-time position as Global Business Director Packaging Graphics. Your company seniority effective date shall be January 1, 2003. This date shall form the basis for calculating all benefits that depend on your length of service, except for the occupational old age and surviving dependents' pension, which will be computed in accordance with the provisions of the company's pension scheme (Versorgungsordnung). The place of work shall be Neu-Isenburg. You may be deployed to perform other tasks matching your qualifications and skills in other business divisions and/or operations and at different working hours, where necessary. Any transfer to another business establishment or an enterprise economically affiliated with us and that would require a change of residence shall, however, only be possible by way of agreement with you. 2. Legal status Due to the nature of the tasks and activities to be performed you shall belong to the group of employees not subject to collective bargaining. You shall be subject to the operating rules relevant for that group of employees, as amended from time to time, as well as the respective agreements concluded between the company and the competent staff representatives. To improve readability, we shall hereinafter use the male text form only, which shall, however, be deemed to address men and women alike.

Translation from German Page 2 of the employment contract concluded with Dr. Matthias Heinzel As a consequence, individual provisions of this employment contract may also be modified by way of shop agreements. The remaining mutual rights and obligations shall be deemed to emanate from this contract, your superiors' instructions and the shop rules. 3. Working hours The working hours which are based on a 40-hours' working week shall be governed by the general shop rules, the specific shop rules for shop units and the tasks to be assumed by you in your own responsibility as well as by the needs of the company. Any working hours, travel times or shift handover times performed within this framework shall be compensated by your monthly gross remuneration. Deviating weekly working hours may apply within the scope of shop rules, of which you shall be informed separately. 4. Remuneration Based on the tasks assigned to you upon conclusion of the contract, you will be classified function level 8. On the basis of the full-time employment agreed, your monthly gross salary shall amount to EUR 15,263.00 (in words: fifteen thousand two hundred thirty-six Euro). Your assignment to the function level and remuneration is made on the basis of the currently applicable remuneration system of the employer and shall not constitute an additional contractual claim for a specific classification or a specific remuneration. Moreover, you shall receive an annual payment (13th monthly salary) in November; the requirements for the payment to be made shall be governed by the shop agreements. Your salary shall be paid at the end of a calendar month on a non-cash basis to an account of your choice kept with a credit institution in Germany. Any assignment of remuneration claims shall require the prior written consent of Human Resources. You are requested to treat your remuneration and other contractual components as confidential. 5. Vacation Your vacation claim shall be governed by the rules and the shop agreements applicable to you, including the statutory provisions. As a matter of principle, vacation shall be taken during the course of the calendar year. Any vacation claims transferred to the subsequent year in accordance with shop rules shall lapse on March 31, unless continuing beyond that due to statutory provisions. 6. Other benefits All other benefits, including but not limited to any share in the success of the company, shall be governed by shop agreements and guidelines, as amended from time to time. 1877357-v2\FRADMSPage 2 of 6

Translation from German Page 3 of the employment contract concluded with Dr. Matthias Heinzel Subject to the economic development, the company reserves the right to make a new decision as regards the granting and the amount of the voluntary benefits in each case. 7. Old age pensions Furthermore you shall receive an occupational old age and surviving dependents' pension, which will be computed in accordance with the pension scheme rules applicable to you, as amended from time to time. The effective date for the calculation of your pension benefits is January 1, 2003. 8. Medical examination You undertake to undergo an examination by the medical officer or any physician designated by the company especially to ascertain your fitness for the tasks performed or intended to be performed by you, in case of justified interest on the part of the company. In addition, medical check-ups may be conducted on a regular basis and free of charge. 9. Secondary occupation You undertake place your professional activities into the service of the company as a matter of principle. Taking up any secondary occupation against remuneration that would significantly impair your performance for the company, that fundamentally affects work areas of the company or that exploits specific experience of [our operations shall be notified to the company and shall require its express prior written consent. 10. Confidentiality You undertake to keep confidential all trade and business secrets that you have been entrusted with or that have been made accesible to you and whose exploitation or disclosure to third parties could harm the company's interests (section 17 of the German Act Against Unfair Competition (Gesetz über unlauteren Wettbewerb)). This obligation shall survive the termination of your employment relationship. As part of this obligation to maintain confidentiality, you shall submit to your superior in advance and obtain his/her approval for any publication containing content that relates to the company's affairs (lectures, manuscripts or similar documents). You shall return or leave behind any documents and electronic data carriers containing company data, including any photocopies, duplicates or back-up copies thereof, upon your withdrawal from the company. 11. Inventions Inventions and proposals for technical improvements made during the term of your employment relationship shall be subject to the statutory provisions on employee inventions and the Guidelines for the Remuneration of Employee Inventions in the Private Sector (Richtlinien für die Vergütung von Arbeitnehmererfindungen im privaten Dienst) issued in this context. 1877357-v2\FRADMSPage 3 of 6

Translation from German Page 4 of the employment contract concluded with Dr. Matthias Heinzel The company shall be exclusively entitled to any copyrights (Urheberrechte) or any rights eligible for protection under registered designs arising from other independent intellectual performances that are closely related to your employment, like e.g. literary creations, developments and enhancements of software programs or the drafting of advertising slogans etc., without owing any additional remuneration. The company shall have the same rights with respect to any software developed or enhanced outside of your employment relationship, provided that you shall receive an appropriate one-time special compensation. Should it turn out [later] that a proposal for an improvement gives rise to a remuneration claim under the German Employee Inventions Act (Arbeitnehmererfindungsgesetz) any award paid for the proposal shall be set-off against the remuneration to be paid under the Employee Inventions Act. 12. Obligation to maintain data confidentiality By concluding this employment contract, you undertake to maintain data confidentiality pursuant to section 5 of the Federal Data Protection Act (Bundesdatenschutzgesetz; "BDSG") (see the Exhibit to this Employment Contract). You must not collect, process, disclose, make available or otherwise use protected personal data without authorization for any purpose other than the purpose required for a due fulfillment of your respective tasks. This obligation to maintain data confidentiality shall continue to apply also after any transfer to a different place of work and after the termination of your employment relationship. 13. Notice periods and term of the contact The employment relationship may be terminated by either party upon twelve months' notice as per the end of a quarter. The notice of termination shall require the written form. The company is entitled to put you on paid leave following a notice of termination. The employment relationship shall end without any notice of termination being required at the latest upon expiry of the month in which you have reached the regular retirement age as determined by the statutory pension scheme. Should you draw an old age or disability pension before reaching the regular statutory retirement age, your employment relationship shall end with the expiry of the calendar month in which you receive the notice on the decision fixing the amount of your pension (Rentenfeststellungsbescheid). 14. Transfer of personal data For the purpose of properly administrating your employment relationship with DuPont, it is required that DuPont collects and automatically processes personal data of its employees in electronic or written form. These processing activities are partly required under statutory law, for example for the purpose of making the social security contributions, but also for the purpose of paying company fringe benefits (betriebliche Sozialleistungen), such as data transfers to the pension fund or in order to technically implement the employees' participation in stock option plans. Your personal data, which include general data regarding your function, salary (fixed and variable components), fringe benefits, employee development interviews, training efforts and career development, will also be transferred to other companies of the DuPont group, including local DuPont entities and the parent company, in order to ensure that all employee data can be 1877357-v2\FRADMSPage 4 of 6

Translation from German Page 5 of the employment contract concluded with Dr. Matthias Heinzel processed centrally and efficiently within DuPont's global network at national, regional and international level. Moreover, DuPont will transfer your data to third party service providers operating abroad that will e.g. provide technical support for EDP systems, perform personnel administration and payroll accounting services and conduct training measures. Contractual [processing] agreements within the meaning of the BDSG have been concluded with these third party providers that shall ensure confidentiality of the transferred data. The DuPont entity acting as your employer shall remain responsible for processing and using your personal data as controller in this context, however. DuPont hereby informs you that, for the data processing purposes referred to above and, in particular, for personnel administration purposes, your personal data will also be transferred to countries outside the European Economic Area, including in particular, the United States of America. DuPont shall ensure that your employee data is protected as appropriate and required under statutory law when being processed and transferred. To the extent that your express and specific consent should be legally required in any individual case, DuPont shall obtain your consent. All recipients of transfers of employee data shall further be bound to comply with the relevant data protection provisions of the European Union or the Federal Data Protection Act applicable in each individual case. For this purpose, the recipients of personal data shall be contractually bound to treat the received data strictly confidential and to take all measures required to ensure that the data is protected and kept safe at all times. 15. Cut-off periods Any claim under this employment relationship must be asserted in writing vis-à-vis DuPont within three months after such claims have become due; otherwise, such claims shall lapse. 16. Miscellaneous You agree to comply with the rules applying to the business operation, in particular with respect to business policies, safety at work, health protection, accident prevention, fire protection and environmental protection as well as data security. You undertake to participate in trainings and seminars required by the company and to take part in other - mandatory - training measures and to ensure that you complete such educational activities successfully. 17. Final Provisions Any changes of and amendments to this contract shall require written form. There are no oral side agreements. 1877357-v2\FRADMSPage 5 of 6

Translation from German Page 6 of the employment contract concluded with Dr. Matthias Heinzel Legal venue for all claims arising from this contract shall be the labor court of competent jurisdiction for the place of work. Neu-Isenburg, July 21, 2011 DuPont Deutschland Holding GmbH u. Co. KG Agreed: Human Resources September 5, 2011 /s/ Matthias Heinzel /s/ Date/signature 1877357-v2\FRADMSPage 6 of 6